Exhibit 99(B) Page 1
GORMAN-RUPP DECLARES CASH DIVIDEND AND PROMOTES WILKINS
Mansfield, Ohio – April 28, 2006 – On April 27, 2006 the Board of Directors of The Gorman-Rupp Company (AMEX: GRC) declared a quarterly cash dividend of 14 cents per share on the common stock of the Company, payable June 9, 2006, to shareholders of record May 15, 2006. This marks the 225th consecutive dividend paid by The Gorman-Rupp Company.
In other action, the Board of Directors elected Lee A. Wilkins to the position of Vice President Human Resources. Mr. Wilkins joined the Company in 1990 as Personnel Manager of its Mansfield Division and has served in various positions, most recently as Corporate Director of Human Resources.
David P. Emmens
Corporate Secretary
The Gorman-Rupp Company
Telephone (419) 755-1477
American Stock Exchange Symbol (GRC)
For additional information contact Robert E. Kirkendall, Sr. VP and CFO, Telephone (419) 755-1294
The Gorman-Rupp Company designs, manufactures and sells pumps and related equipment (pumps and motor controls) for use in water, wastewater, construction, industrial, petroleum, original equipment, agriculture, fire protection, heating ventilating and air conditioning (HVAC), military and other liquid handling applications.